UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐            Preliminary Proxy Statement
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☐            Definitive Proxy Statement
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☐            Soliciting Materials Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Campbell Soup Company
______________________________
(Exact Name of Registrant as Specified in its Charter)

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FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:
Ken Gosnell	Thomas Hushen
(856) 342-6081	(856) 342-5227
ken_gosnell@campbellsoup.com	thomas_hushen@campbellsoup.com

CAMPBELL ISSUES STATEMENT ON COURT'S FAVORABLE RULING IN THIRD POINT LITIGATION

CAMDEN, N.J., Nov. 2, 2018 - Campbell Soup Company (NYSE: CPB) today issued the following statement:

Third Point's motion for expedited discovery and for the scheduling of a preliminary injunction hearing was denied. The Company's annual meeting will proceed as planned on Nov. 29, 2018.

Campbell strongly recommends that shareholders vote to support the current Campbell Board of Directors with a vote on the GOLD proxy card.

If you have questions or need assistance, please contact: INNISFREE M&A Incorporated Shareholders Call Toll-Free: (877) 687-1866 Banks & Brokers Call Collect: (212) 750-5833

About Campbell Soup Company
Campbell (NYSE:CPB) is driven and inspired by our Purpose, "Real food that matters for life's moments." For generations, people have trusted Campbell to provide authentic, flavorful and affordable snacks, soups and simple meals, and beverages. Founded in 1869, Campbell has a heritage of giving back and acting as a good steward of the planet's natural resources. The company is a member of the Standard and Poor's 500 and the Dow Jones Sustainability Indexes. For more information, visit www.campbellsoupcompany.com or follow company news on Twitter via @CampbellSoupCo. To learn more about how we make our food and the choices behind the ingredients we use, visit www.whatsinmyfood.com.

Important Additional Information and Where to Find It
Campbell has filed a definitive proxy statement on Schedule 14A and form of associated GOLD Proxy Card with the Securities and Exchange Commission ("SEC") in connection with the solicitation of proxies for its 2018 Annual Meeting of Shareholders (the "Definitive Proxy Statement"). Campbell, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2018 Annual Meeting. Information regarding the names of Campbell's directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of Campbell's Board of Directors for election at the 2018 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY'S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING GOLD PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that Campbell files with the SEC from the SEC's website at www.sec.gov or Campbell's website at www.investor.campbellsoupCompany.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.